Exhibit 99.2

NOMOS CORPORATION

* DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE *

Please Detach Here
* You Must Detach This Portion of the Proxy Card *
Before Returning it in the Enclosed Envelope

The Board of Directors unanimously recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2.
1.
	Approve of the Agreement and Plan of Merger, dated as of October 26, 2003, by and among the Company, AM Capital I, Inc. and North American Scientific, Inc. as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003 and the Second Amendment to Agreement and Plan of Merger, dated as of March 2, 2004 (the "Merger Agreement"), the merger of the Company with and into AM Capital, Inc., a wholly owned subsidiary of North American Scientific, and the other transactions comtemplated by the Merger Agreement.	Please mark your votes as in this example	☒
☐ FOR ☐ AGAINST ☐ ABSTAIN
2.
In their discretion, the proxies are authorized to vote in favor to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of Proposal 1.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any postponements or adjournments of the special meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY
WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND WILL CONFER
THE AUTHORITY SET FORTH IN PARAGRAPH 3.

Date:	, 2004

Signature

Signature

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

* DETACH PROXY CARD HERE *

PROXY

NOMOS CORPORATION
200 WEST KENSINGER DRIVE, SUITE 100
CRANBERRY TOWNSHIP, PA 16066

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Monday, May 3, 2004, 10:00 AM (LOCAL TIME)

        The undersigned stockholder of NOMOS Corporation (the "Company") hereby appoints John W. Manzetti and David J. Haffner, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned stockholder and vote all shares of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held at 10:00 a.m. (local time), on Monday, May 3, 2004, at the offices of Cohen & Grigsby, P.C., located at 11 Stanwix Street, Pittsburgh, PA 15222, and at any adjournments or postponements thereof, as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Proposal 1 and "FOR" Proposal 2. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

        THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)